Exhibit 10.2

Execution Version

Loan No. 1005062

SECURED PROMISSORY NOTE

$110,000,000.00	July 14, 2011

FOR VALUE RECEIVED, the undersigned, NEW SANTA MONICA BEACH HOTEL, L.L.C., a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), in care of WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), to Wells Fargo Bank, Minneapolis Loan Center of Administrative Agent, 608 2nd Avenue S., 11th Floor, Minneapolis, MN 55402, Attention: Manager, or at such other address as may be specified by the Administrative Agent to the Borrower, the principal sum of ONE HUNDRED TEN MILLION AND NO/100THS DOLLARS ($110,000,000.00), or such lesser amount as may be the then outstanding and unpaid balance of all Loans made by the Lender to the Borrower pursuant to, and in accordance with the terms of, the Loan Agreement.

The Borrower further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time on the dates and at the rates and at the times specified in the Loan Agreement.

This Note is one of the “Notes” referred to in the Loan Agreement dated as of July 14, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among the Borrower, DTRS Santa Monica, L.L.C., the financial institutions party thereto and their assignees under Section 12.12 thereof, and the Administrative Agent, and is subject to, and entitled to, all provisions and benefits thereof. Capitalized terms used herein and not defined herein shall have the respective meanings given to such terms in the Loan Agreement. The Loan Agreement, among other things, (a) provides for the making of a Loan by the Lender to the Borrower in the Dollar amount first above mentioned, (b) permits the prepayment of the Loans by the Borrower subject to certain terms and conditions and (c) provides for the acceleration of the Loans upon the occurrence of certain specified events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time is of the essence for this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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Loan No. 1005062

IN WITNESS WHEREOF, the undersigned has executed and delivered this Note under seal as of the date written above.

BORROWER:

NEW SANTA MONICA BEACH HOTEL, L.L.C.,
a Delaware limited liability company

By:	/s/ Jonathan Stanner
Name:	Jonathan Stanner
Title:	VP/Capital Markets & Treasurer